Exhibit 99.1

Press Release	BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (NASDAQ—BPFH)

Boston Private Announces $75 Million Investment by The Carlyle Group

Company Release—07/22/2008 18:26

BOSTON—(BUSINESS WIRE)—

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (“Boston Private”) today announced that The Carlyle Group (“Carlyle”), a global private equity firm, will invest approximately $75 million in newly issued equity securities of Boston Private, a national financial services organization.

Boston Private has been evaluating alternatives to raise additional capital to further strengthen its balance sheet. This investment by Carlyle is an integral component of the overall capital raising plan that Boston Private has developed, which is expected to generate in excess of $185 million in new equity capital. In addition to the Carlyle investment, Boston Private announced in a separate release, that it intends to raise approximately $85 million in a public offering of its common stock. Boston Private also announced a reduction in the dividend on its common stock to $0.01 per quarter which is expected to generate approximately $25 million in additional retained equity over the next eight quarters.

“We are pleased that Carlyle has agreed to become an important shareholder of Boston Private and to make this investment in our firm,” said Timothy Vaill, Chairman and CEO of Boston Private. “Carlyle’s investment, combined with our own internal and external reviews, make us confident that we are addressing the current and foreseeable future capital needs of our affiliates. As a result, we can move aggressively to put the Southern California credit problems behind us. In addition, while the current environment presents certain challenges, it is also creating positive growth opportunities for our strong-performing affiliates. This capital raise also ensures that we will have sufficient capital to allow them to pursue those growth opportunities where appropriate.”

Terms of Carlyle Investment

—	Carlyle will purchase two series of non-voting preferred stock, one of which is mandatorily convertible into common stock and one of which is convertible only if our shareholders approve the conversion. The shares of mandatorily convertible preferred stock will, on an as-converted basis, represent 9.99% of the pro-forma outstanding common shares (including the shares issued in our public offering and the shares issuable on conversion of the mandatorily convertible preferred stock). The mandatorily convertible preferred stock will convert automatically following a shareholders’ meeting we expect to hold later this year at an initial conversion price of $5.52 per share. The conversion price was based on the average closing price of Boston Private common stock during the week of July 7, 2008.

—	The contingent convertible preferred stock will, on an as-converted basis, when combined with the mandatorily convertible preferred stock, represent approximately 19% of our pro-forma common shares outstanding. The conversion price of the contingent preferred stock will also be $5.52 per share.

—	Both series of preferred stock initially will be entitled to receive dividends payable on our common stock on an as-converted basis. If we do not hold a shareholders’ meeting prior to the record date for our 4th quarter dividend period, the mandatorily convertible preferred stock will carry a fixed dividend of 20% (accruing from September 30, 2008) until a meeting is held. If our shareholders do not approve the conversion of the contingent preferred stock prior to the record date for our 4th quarter dividend period, the contingent preferred stock will carry a fixed dividend initially of 14% (accruing from September 30, 2008), increasing to 15.5% and ultimately to 20% in the following two six-month periods if our shareholders do not approve the conversion at a subsequent meeting.

—	For every five shares of common stock issuable upon conversion of its preferred stock, Carlyle will receive warrants to purchase two shares of Boston Private’s common stock during the next five years at a price of $6.62 per share (20% over Carlyle’s initial common stock purchase price). As a result, Carlyle’s economic interest in Boston Private, assuming conversion of all of its preferred stock and exercise of all of its warrants, would be 24.99%.

—	Carlyle cannot convert its non-voting preferred stock or exercise its warrants if as a result it would own more than 9.99% of our outstanding common stock and its investment will be subject to certain lock-up restrictions for 18 months.

—	Carlyle’s investment is subject to certain conditions, including that our public offering, when combined with Carlyle’s investment, raises at least $150 million and that the aggregate number of shares issued in the two offerings not exceed 49.99% of the total outstanding shares after the offerings (assuming conversion of all Carlyle’s preferred stock and exercise of all of its warrants and that the total number of outstanding shares prior to the offering is 39,750,000).

—	John Morton, III, a seasoned bank executive with 35 years of banking and financial services experience will be appointed to Boston Private’s Board of Directors as Carlyle’s representative and Carlyle will be entitled to maintain that board seat for so long as it owns at least 5% of Boston Private’s outstanding shares (on an as-converted basis).

Olivier Sarkozy, co-head of Carlyle’s Global Financial Services team, said, “We are thrilled with this opportunity to make a meaningful long-term investment in Boston Private, a franchise we have long believed to be a leader in the high net worth marketplace.”

Randal Quarles, a Managing Director on the Financial Services team, added, “In these challenging economic times, we have looked at many investment opportunities in the financial services sector and have seen few that we have found as attractive. We are attracted to Boston Private’s strong history of growth and their diversified business structure that derives revenues not only from the private banking business but from strong fee-based businesses.”

Mr. Vaill concluded, “The terms of Carlyle’s investment with Boston Private closely aligns its interests with those of our current shareholders, without the various forms of special downside protection seen in many other private equity investments in this sector. Their willingness to partner with us and make this type of investment in Boston Private is a gratifying validation that our business model is positively differentiated from our competitors.”

Goldman Sachs served as the financial advisor to Boston Private in this transaction and Goodwin Procter LLP provided legal advice. Morgan Stanley served as financial advisor to Carlyle and Simpson Thacher & Bartlett LLP acted as Carlyle’s legal counsel.

The Carlyle Group

The Carlyle Group is a global private equity firm with $82.7 billion of assets under management committed to 60 funds as of March 31, 2008. Carlyle invests in buyouts, venture & growth capital, real estate and leveraged finance in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $46.3 billion of equity in 802 transactions for a total purchase price of $216 billion. The Carlyle Group employs 950 people in 21 countries. In the aggregate, Carlyle portfolio companies have more than $109 billion in revenue and employ more than 415,000 people around the world. www.carlyle.com

Boston Private Wealth Management Group

Boston Private Wealth Management Group is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Boston Private’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on Boston Private’s private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a deterioration in general economic conditions on a national basis or in the local markets in which Boston Private operates, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, the risk that goodwill and intangibles recorded in Boston Private’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Source: Boston Private Financial Holdings, Inc.

Contact: Boston Private Financial Holdings, Inc. David Kaye, 617-912-3949 Chief Financial Officer dkaye@bostonprivate.com or Catharine Sheehan, 617-912-3767 Senior Vice President, Corporate Communications csheehan@bostonprivate.com or Sloane & Company John Hartz, 212-446-1872 jhartz@sloanepr.com or The Carlyle Group Chris Ullman, 202-729-5399 chris.ullman@carlyle.com